SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.



                             FORM 8-K

                         CURRENT REPORT

                  Securities Exchange Act of 1934




Date of Report (date of earliest event reported): July 21, 1997



Computervision Corporation
(Exact name of registrant as specified in charter)


     Delaware           1-7760/0-20290      04-2491912
----------------        --------------     --------------
(State or other          (Commission       IRS Employer
jurisdiction             File Numbers)     Identification
of incorporation)                          Number)


100 Crosby Drive, Bedford, MA  01730
(Address of principal executive offices)


(617) 275-1800
(Registrant's telephone number, including area code)



(Former name or former address, if changed since last report)

Item 5.  Other Events
---------------------

     On July 21, 1997, Computervision Corporation issued a press release announcing the completion of the sale of its open services business unit to CVSI, Inc. (see copy of press release attached).





Item 7.  Financial Statements and Exhibits
------------------------------------------

(a)  Financial Statements of business acquired:

         Not applicable

(b)  Pro Forma financial information

         Not applicable

(c)  Exhibits:

         (99) (a) Press Release dated July 21, 1997

                            SIGNATURES



     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                               Computervision Corporation
                               (Registrant)


                               By /S/ Anthony N. Fiore, Jr.
                                 Anthony N. Fiore, Jr.
                                 Vice President, Business
                                 Operations and General Counsel

                               Date:  July 22, 1997

                        EXHIBIT INDEX
                        -------------

Exhibit No.                                     Page. No.
---------------------------------------------------------

(99) (a) Press Release dated July 22, 1997        5-6

For Further Information:

FOR IMMEDIATE RELEASE

Investor Contacts:				          Media Contacts:
Mindy Kohl					                 Carolyn Goldstein
(617) 275-1800, ext. 4887		     (617) 275-1800, ext. 2612
Kathryn Cadigan				             Bob Sherriff
(617) 275-1800, ext. 1871		     (617) 275-1800, ext. 2533
Investor Relations				          Public Relations


FOR IMMEDIATE RELEASE

            Computervision Completes Sale of
          Open Service Solutions Business Unit

    Announces $45 Million Cost Structure Rationalization of Complete Evolution to Pure Software Company


BEDFORD, Mass., July 21, 1997 -- Computervision Corporation (NYSE:CVN) today announced that it has completed the sale of its Open Service Solutions business unit ("OSS") to CVSI, Inc. ("CVSI"). The Company said that the disposition of OSS will enable it to rationalize its cost structure and finalize its evolution into a pure software solutions company. This strategic initiative will result in an approximate $45 million pre-tax charge against 1997 second quarter earnings. Consequently, on a going-forward basis Computervision expects to improve its business model and operating margins.

As a result of this transaction, Computervision received $32.6 million in cash, of which $7.6 million was paid by M.D. Sass Investors Services, Inc. (the "Buyer"), which owns 17% of Computervision's outstanding common stock, for 76% of CVSI's Class A voting stock. The remaining $25 million was paid to Computervision by CVSI, and, in addition, Computervision received a subordinated note from CVSI in the principal amount of $10 million. Computervision will retain 24% of CVSI's Class A voting common stock (to which it has currently assigned a nominal value) and 100% of its Class B non-voting stock. The Buyer has been provided incentive options to purchase the remaining 24% Class A common stock held by Computervision should it retire within the first year the $10 million subordinated note as well as purchase all of the Class B non-voting stock for $15 million. In addition, Computervision has agreed that if CVSI does not achieve certain specified levels of product revenues and operating margins from Computervision-initiated referrals, CVSI will have the option to purchase, at a nominal price, some or all of the remaining Class A stock held by Computervision. However, in no instance can CVSI raise additional funds without the proceeds first going to retire the $10 million subordinated note and purchase Class B stock for $15 million. Computervision anticipates that cash proceeds will be used to repay debt and for other general corporate purposes.

"With the completion of this transaction, we now can direct all of our attention to our market-leading growth business, which is developing and implementing Electronic Product Definition(TM) (EPD(TM)) software solutions for a broad range of industries worldwide," said Kathleen A. Cote, president and chief executive officer. "We are excited to now be in the position of focusing solely on bringing value to our stockholders by delivering best-in-class software solutions to our existing and prospective customers."

Cote continued, "Bill Wilson, our new chief financial officer, and I look forward to discussing the details of Computervision's new business model and strategic initiative on our Wednesday, July 23rd, second quarter earnings conference call."

Computervision Background
-------------------------
Computervision Corporation (NYSE:CVN) is the leading international supplier of Electronic Product Definition (EPD) solutions. EPD is Computervision's product and process response to the customer need to concurrently create, manage, share and reuse electronic product information in a collaborative environment throughout a product's life cycle and across a distributed value chain. For more than 27 years, the company's product development software solutions have helped manufacturers improve product quality and reduce time to market. Computervision is headquartered in Bedford, Massachusetts.

Except for the historical information contained herein, matters discussed in this new release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These include risks and uncertainties that are detailed from time to time in reports filed by Computervision with the Securities and Exchange Commission, including the Company's most recent reports on Forms 10-K and 10-Q.

Computervision and the Computervision logo are registered trademarks of Computervision Corporation. Electronic Product
Definition, and EPD are trademarks of Computervision Corporation.
All other trademarks are trademarks of their respective owners.

A copy of this release plus financial, product and other company information is available by dialing 1-800-546-4616. Any questions concerning the service should be directed to Investor
Relations at Computervision Corporation at 617/275-1800.   For
more information on Computervision, please call 617/275-1800 or visit the Computervision web site at http://www.cv.com.